                                                                    EXHIBIT 23.1



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



As independent public accountants, we hereby consent to the use of our report and to all references to our Firm included in or made a part of Registration Statement File No. 333-60759.


                                          /s/ Arthur Andersen LLP
                                          ARTHUR ANDERSEN LLP

Milwaukee, Wisconsin

October 20, 1998